Exhibit 10.52.6

GENWORTH FINANCIAL CANADA

STOCK SAVINGS PLAN

(a Sub-Plan to the 2004 Genworth Financial, Inc. Omnibus Incentive Plan)

GENWORTH FINANCIAL CANADA

STOCK SAVINGS PLAN

PREFACE

The Genworth Financial Canada Stock Savings Plan (Plan) is hereby established as a sub-plan to the 2004 Genworth Financial, Inc. Omnibus Incentive Plan (the “Omnibus Plan”) on the terms and conditions hereinafter set forth. The shares of Class A common stock of Genworth Financial, Inc. (“Genworth Stock”) that may be purchased and allocated to participants’ accounts pursuant to this Plan shall be deemed equity awards granted under the Omnibus Plan as “Other Stock-Based Awards,” subject to all of the terms and conditions of the Omnibus Plan, which terms and conditions are incorporated into and made a part of this Plan. In the event of any actual or alleged conflict between the provisions of the Omnibus Plan and the provisions of this Plan with respect to such awards, the provisions of the Omnibus Plan shall be controlling and determinative.

The purpose of the Plan is to provide eligible employees of participating Canadian affiliates of Genworth Financial, Inc. with the opportunity to invest in Genworth Stock on a regular basis by payroll deduction, and to provide an incentive to participate in the Plan by providing participating employees with matching contributions from their employer out of accumulated undistributed profits in accordance with the terms and conditions as set out herein.

The Plan is intended to qualify as an Employees Profit Sharing Plan under the Income Tax Act (Canada).

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GENWORTH FINANCIAL CANADA

STOCK SAVINGS PLAN

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS		1

ARTICLE 2	ENROLMENT AND TERMINATION OF MEMBERSHIP		4

	2.1	ENROLMENT	4
	2.2	TERMINATION OF MEMBERSHIP	4

ARTICLE 3	EMPLOYEE CONTRIBUTIONS		4

	3.1	ORIGINAL EMPLOYEE CONTRIBUTIONS	4
	3.2	CHANGES IN EMPLOYEE CONTRIBUTIONS	4
	3.3	VOLUNTARY CESSATION AND RESUMPTION OF EMPLOYEE CONTRIBUTIONS	4
	3.4	COMPULSORY SUSPENSION OF EMPLOYEE CONTRIBUTIONS	5
	3.5	AUTHORIZED LEAVES	5

ARTICLE 4	COMPANY MATCHING CONTRIBUTIONS		6

	4.1	COMPANY MATCHING CONTRIBUTIONS	6
	4.2	CATCH-UP PAYMENT	6

ARTICLE 5	OPERATION OF THE PLAN		6

	5.1	APPOINTMENT OF THE TRUSTEE	6
	5.2	DUTIES OF THE TRUSTEE	7
	5.3	TRANSMITTAL OF EMPLOYEE CONTRIBUTIONS AND COMPANY MATCHING CONTRIBUTIONS	7
	5.4	GENWORTH STOCK PURCHASES	7
	5.5	GENWORTH STOCK PURCHASES FROM AND SALES TO OTHER MEMBERS’ ACCOUNTS	7
	5.6	GENWORTH STOCK RECORD OWNERSHIP	8
	5.7	VOTING AND TENDERING OF GENWORTH STOCK	8
	5.8	PAYMENT OF EXPENSES AND FEES	8
	5.9	MISTAKEN COMPANY MATCHING CONTRIBUTIONS	9

ARTICLE 6	ACCOUNTS		9

	6.1	ESTABLISHMENT OF ACCOUNTS	9
	6.2	NO INTEREST	9
	6.3	TREATMENT OF DIVIDENDS	9

ARTICLE 7	ACCOUNTING AND STATEMENTS		10

	7.1	ACCOUNTING TO PARTICIPATING COMPANIES	10
	7.2	STATEMENTS TO MEMBERS	10

ARTICLE 8	VESTING AND INALIENABILITY		10

	8.1	VESTING OF ACCOUNT ASSETS	10
	8.2	INALIENABILITY OF BENEFITS AND ACCOUNT ASSETS	10

ARTICLE 9	DISTRIBUTIONS		10

	9.1	DISTRIBUTION OF PROCEEDS OF VOLUNTARY SALE OF SHARES	10
	9.2	DISTRIBUTION OF SHARES AS VOLUNTARY WITHDRAWAL IN KIND	11
	9.3	RESTRICTION ON SUBSEQUENT VOLUNTARY DISTRIBUTIONS	11
	9.4	COMPULSORY DISTRIBUTIONS	11

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	9.5	DISTRIBUTION TO A RETIRED MEMBER	12
	9.6	SPECIAL RULES FOR 100% DISTRIBUTIONS	12
	9.7	GENWORTH STOCK SALES	12

ARTICLE 10	DEATH BENEFITS		13

	10.1	DISTRIBUTION TO BENEFICIARIES	13
	10.2	DESIGNATION OF BENEFICIARIES	13
	10.3	DEATH OF A MEMBER AFTER ELECTION OF A DISTRIBUTION	13
	10.4	DEATH OF A BENEFICIARY	13

ARTICLE 11	ADMINISTRATION OF THE PLAN		13

	11.1	ADMINISTRATION AND DELEGATION	13
	11.2	DECISIONS FINAL AND BINDING	13
	11.3	STANDARDS OF CONDUCT	13
	11.4	NON-DISCRIMINATION	14
	11.5	DATA AND RECORDS	14
	11.6	SERVICES	14
	11.7	GENWORTH SHARE OWNER COMMUNICATIONS	14

ARTICLE 12	AMENDMENT, SUSPENSION AND TERMINATION		14

	12.1	AMENDMENT OF THE PLAN	14
	12.2	TERMINATION AND SUSPENSION OF THE PLAN OR PARTICIPATION THEREIN	15

ARTICLE 13	PLAN ADOPTION		15

	13.1	ADOPTION OF THE PLAN BY PARTICIPATING COMPANIES	15

ARTICLE 14	MISCELLANEOUS		16

	14.1	PLAN AND TRUST FUND ONLY SOURCE OF PAYMENTS	16
	14.2	ADDRESSES OF RECORD	16
	14.3	ELECTIONS	16
	14.4	NO RIGHT TO CONTINUED EMPLOYMENT	16
	14.5	NO ASSURANCE AGAINST LOSS	16
	14.6	HEADINGS	16
	14.7	LEGAL CAPACITY	17
	14.8	LEGAL REQUIREMENTS	17
	14.9	JURISDICTION	17

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ARTICLE 1

DEFINITIONS

The following words as used in the Plan shall have the meanings set forth in this Article I unless a different meaning is plainly required by the context:

“Account” means the account established and maintained for a Member pursuant to Article 6, to which Employee Contributions and Company Matching Contributions are allocated, to which Genworth Stock is allocated, to which Dividends are allocated and from which Genworth Stock is sold and Distributions are made.

“Authorized Leave “ means a period during which the Member is not actively at work and in respect of which Company contributions are being made under the registered pension plan known as the Pension Plan for the Employees of Genworth Financial Canada.

“Automatic Payroll Deposits” means Employee Contributions by an Eligible Member through automatic deductions from payroll.

“Available Pay Date” means:

(i)	in the case of enrolment of a Member pursuant to Section 2.1 or a change in the percentages of Employee Contributions pursuant to Section 3.2, a Pay Date which is as soon as practicable after the date of filing with the Company of the relevant Enrolment Form;

(ii)	in the case of a cessation or resumption of Employee Contributions pursuant to Section 3.3, a Pay Date which is as soon as practicable after the date of filing with the Company of the relevant Enrolment Form;

(iii)	in the case of a voluntary Distribution pursuant to Section 9.1 or 9.2, a Pay Date which is as soon as practicable after the date of filing with the Company of the relevant Distribution Form; and

(iv)	in the case of a compulsory Distribution pursuant to Section 9.4, a Pay Date which is as soon as practicable after the date of receipt by the Company of all of the information necessary to process such Distribution.

“Beneficiary” means the one or more persons designated by a Member pursuant to Section 10.2 to receive a Distribution of the Member’s Account upon the death of the Member. In the event the Member dies with no surviving Beneficiary, the Member’s estate shall be considered the Member’s Beneficiary, and the executor or administrator of the Member’s estate shall have all of the rights and powers of a Beneficiary under the Plan.

“Catch-Up Payment Eligible Employee” means any Eligible Employee who was in the employ of the Company on September 26, 2005.

“Company” means Genworth Canada and, where any reference in the Plan is made to any action to be taken, consent, approval or opinion to be given, discretion or decision to be exercised or made by the Company, “Company” means Genworth Canada, acting through its board of directors or any person or persons authorized by its board of directors to so act.

“Company Matching Contributions”, means the contributions made by a Participating Company with respect to an Eligible Member pursuant to Section 4.1 and pursuant to Section 4.2.

“Compensation” means the base salary or hourly pay a Member receives from a Participating Company and overtime pay, plus 50% of each of the following paid amounts: annual variable incentive compensation (VIC), other sales bonuses and commissions. Compensation shall not include payments under any rewards and recognition program or any long term incentive award program, as determined by the Participating Company.

“Distribution,” “Distribute,” or “Distributed” means the payment in cash from a Member’s Account of the net proceeds of the sale of Genworth Stock, the withdrawal in kind from a Member’s Account of Genworth Stock, the delivery in kind from a Member’s Account of property other than cash or additional shares of Genworth Stock received as a Dividend, the delivery in kind from a Member’s Account of cash or other property received in exchange for Genworth Stock in a tender or exchange offer or the payment of cash from a Member’s Account in lieu of any fractional share of Genworth Stock remaining in such Account.

“Distribution Form” means the form prescribed by the Company for use by a Member or a Beneficiary to elect the amount and form of voluntary Distributions and the form of compulsory Distributions.

“Dividends” means dividends (whether cash, Genworth Stock or other property) declared and paid on Genworth Stock allocated to a Member’s Account, and shares of Genworth Stock issued in respect of Genworth Stock allocated to a Member’s Account as a result of a stock split.

“Effective Date” means June 4, 2006.

“Eligible Employee” means any individual who is employed by a Participating Company in Canada on a permanent full-time or, subject as hereinafter provided, permanent part-time basis, has attained the age of 18 and has completed any applicable probationary period, and shall include a Member who is on temporary assignment outside Canada for a period of 5 years or less with Genworth or a corporation under the direct or indirect control of Genworth so long as such Member remains an employee of a Participating Company. For an employee who is employed by a Participating Company on a permanent part-time basis, such employee shall be considered to be an Eligible Employee after completing 24 months of service and having, in each of the 2 immediately preceding consecutive calendar years either earnings of not less than 35% of the YMPE or 700 hours of employment. The foregoing notwithstanding, Eligible Employee shall not include:

(i)	an employee represented by a labour organization which has not signed an agreement making the Plan applicable to such employee;

(ii)	any person employed on a fixed term contract;

(iii)	any independent contractor;

(iv)	an employee who is not actively at work and who is not on an Authorized Leave;

(v)	a former employee, upon his or her Termination of Employment, unless and until such person again becomes employed by a Participating Company;

(vi)	a Member who is on temporary assignment outside Canada with Genworth or a corporation under the direct or indirect control of Genworth, where such assignment has exceeded a period of 5 years from the date of transfer outside Canada;

(vii)	an employee who is within a category of employees specified by the Company or any other Participating Company as not eligible to be Eligible Employees; or

(viii)	an employee whose participation in the Plan is suspended or terminated by the Company or any other Participating Company pursuant to Section 12.2.

“Eligible Member” means an Eligible Employee who is enrolled in the Plan and whose eligibility to make Employee Contributions under the Plan is not then suspended pursuant to Section 3.4(b) or (c).

“Employee Basic Contributions” means the contributions made by an Eligible Member pursuant to Section 3.1(a).

“Employee Contributions” means Employee Basic Contributions and Employee Optional Contributions.

“Employee Optional Contributions” means the contributions made by an Eligible Member pursuant to Section 3.1(b).

“Enrolment Date” means the date on which an Eligible Employee files with the Company an Enrolment Form, but shall not be before the Effective Date.

“Enrolment Form” means the form prescribed by the Company for use by an Eligible Employee to enrol in the Plan and to make changes in his or her Employee Contributions and Beneficiary designations.

“Genworth” means Genworth Financial, Inc., a United States-based corporation, being the direct or indirect parent corporation of each Participating Company, and any successor thereto.

“Genworth Canada” means Genworth Financial Mortgage Insurance Company Canada.

“Genworth Stock” means the Class A common stock of Genworth.

“Member” means a person who: (a) is an Eligible Member; or (b) is no longer an Eligible Member but still has Genworth Stock, cash or other property allocated to his or her Account.

“Omnibus Plan” means the 2004 Genworth Financial, Inc. Omnibus Incentive Plan under which this Plan is established.

“Participating Company” means any corporation, division or business component in Canada controlled directly or indirectly by Genworth which is participating in the Plan, including Genworth Canada.

“Pay Date” means each pay date established by the Company.

“Plan” means the Genworth Financial Canada Stock Savings Plan, the terms and conditions of which are set forth herein, as it may be amended or restated from time to time.

“Plan Year” means each calendar year during which the Plan is in effect.

“Retired Member” means a Member whose employment with a Participating Company has terminated because the Member has retired from such Participating Company.

“Termination of Employment” means a Member’s cessation of employment with a Participating Company because the Member resigns, is discharged, retires or dies, as a result of which the Member is no longer employed by any Participating Company.

“Trust Agreement” means the agreement entered into between the Trustee and the Company , on behalf of each Participating Company, establishing the basis for holding and administering the Trust Fund.

“Trust Fund” means the assets of the Plan which are held and administered by the Trustee under the terms of the Trust Agreement.

“Trustee” means the trustee or trustees at any time acting as such under the Trust Agreement, each of which shall be a corporation organized under the laws of Canada or a province thereof, resident in Canada and licensed or authorized under the laws of Canada or a province thereof to carry on in Canada the business of offering to the public its services as trustee.

“YMPE” means the Year’s Maximum Pensionable Earnings as defined in the Canada Pension Plan or the Quebec Pension Plan.

ARTICLE 2

ENROLMENT AND TERMINATION OF MEMBERSHIP

2.1	Enrolment

An Eligible Employee may enrol in the Plan, at any time, by filing with the Company an Enrolment Form. Automatic Payroll Deposits pursuant to Section 3.1 shall begin on the first Available Pay Date following the Enrolment Date, or such later Available Pay Date as may be specified on such Enrolment Form, provided that such Member is an Eligible Member on such Date.

2.2	Termination of Membership

A person shall cease to be a Member when he or she ceases to have any Genworth Stock, cash or other property allocated to his or her Account after a 100% Distribution in accordance with the provisions of Article 9.

ARTICLE 3

EMPLOYEE CONTRIBUTIONS

3.1	Original Employee Contributions

(a)	Employee Basic Contributions

Upon enrolment pursuant to Section 2.1, an Eligible Member shall elect, on the Enrolment Form, to make Employee Basic Contributions of a designated percentage of Compensation (in 1% increments) through Automatic Payroll Deposits. The minimum rate of Employee Basic Contributions is 1% of Compensation, and the maximum is 6% of Compensation.

(b)	Employee Optional Contributions

In addition, an Eligible Member who has elected to make Employee Basic Contributions at the applicable maximum rate may elect, on the Enrolment Form, to make Employee Optional Contributions of a designated percentage of Compensation (in 1% increments) through Automatic Payroll Deposits. The minimum rate of Employee Optional Contributions is 1% of Compensation, and the maximum is 4% of Compensation.

3.2	Changes in Employee Contributions

The percentages of Compensation which an Eligible Member elects to contribute by way of Employee Contributions pursuant to Section 3.1 shall, subject to the last sentence of Section 3.1(a), continue in effect, notwithstanding any changes in such Member’s Compensation, until the Member changes such election by filing with the Company a new Enrolment Form. Any such change in the percentages of Compensation which an Eligible Member elects to contribute by way of Employee Contributions shall be effective as of the first Available Pay Date following the filing of the new Enrolment Form, or such later Available Pay Date as may be specified on such Enrolment Form, provided that such Member is an Eligible Member on such Date.

3.3	Voluntary Cessation and Resumption of Employee Contributions

(a)	Voluntary Cessation of Employee Contributions

A Member may, at any time, voluntarily cease his or her Employee Contributions by filing with the Company a new Enrolment Form. Employee Contributions shall cease effective as of the first

Available Pay Date following the filing of the new Enrolment Form, or such later Available Pay Date as may be specified on such Enrolment Form.

(b)	Resumption of Employee Contributions

Thereafter, such Member may, at any time, as long as he or she is then an Eligible Member, resume making Employee Contributions by filing with the Company a new Enrolment Form, either reaffirming such Member’s original percentages of Employee Contributions pursuant to Section 3.1, or changing such percentages pursuant to Section 3.2. Automatic Payroll Deposits will begin again on the first Available Pay Date following the filing of the new Enrolment Form, or such later Available Pay Date as may be specified on such Enrolment Form, provided that such Member is an Eligible Member on such Date.

(c)	Company Discretion to Impose Waiting Period

Notwithstanding paragraph (b) of this Section 3.3, in the event that a Member has ceased his or her Employee Contributions in accordance with Section 3.3(a), the Company shall have the discretion to impose a period during which such Member’s eligibility to make any Employee Contributions would be suspended.

3.4	Compulsory Suspension of Employee Contributions

(a)	Suspension Upon Cessation of Eligibility

No Employee Contributions may be made after a Member ceases to be an Eligible Employee, unless and until such person subsequently becomes an Eligible Employee, again enrols in the Plan in accordance with Section 2.1, makes new elections in accordance with Section 3.1 and is an Eligible Member on the applicable Available Pay Date.

(b)	Six-Month Suspension Following 50% Distribution

If a Member receives a voluntary Distribution of the net cash proceeds of sale of Genworth Stock pursuant to Section 9.1, or a voluntary Distribution of Genworth Stock in kind pursuant to Section 9.2, of 50% of the Genworth Stock allocated to the Member’s Account, such Member’s eligibility to make any Employee Contributions shall be suspended for a period of 6 months calculated from the date of filing with the Company of the Distribution Form relating to such Distribution.

(c)	Twelve-Month Suspension Following 100% Distribution

If a Member receives a voluntary Distribution of the net cash proceeds of sale of Genworth Stock pursuant to Section 9.1, or a voluntary Distribution of Genworth Stock in kind pursuant to Section 9.2, of 100% of the Genworth Stock allocated to the Member’s Account, such Member’s eligibility to make any Employee Contributions shall be suspended for a period of 12 months calculated from the date of filing with the Company of the Distribution Form relating to such Distribution.

3.5	Authorized Leaves

Subject to Section 3.4, each Member who is on a Authorized Leave may contribute to the Plan by depositing with the Company a post-dated cheque for each Pay Date during the intended period of absence in an amount determined using the same contribution rate as applied to the Member immediately prior to the commencement of the Authorized Leave (unless the Member elects or is deemed to have elected, pursuant to Section 3.2 or Section 3.1(a), as the case may be, another contribution rate) and using the Compensation of the Member in effect immediately prior to the beginning of such Authorized Leave. A Member making contributions pursuant to this Section 3.6 shall include in the amount of each post-dated cheque an amount determined by the Company to provide for the withholding tax and other amounts, if any, payable by the Member pursuant to applicable legislation in respect of the Company Matching Contribution under Section 4.1 on behalf of the Member for such period.

ARTICLE 4

COMPANY MATCHING CONTRIBUTIONS

4.1	Company Matching Contributions

Each Participating Company shall, in respect of each Pay Date, make matching contributions with respect to each of such Participating Company’s Eligible Members who makes an Employee Basic Contribution at such Pay Date, in an amount equal to 50% of the Employee’s Basic Contribution (the “Company Matching Contributions”). All such Company Matching Contributions shall be deemed to have been made in the same Plan Year as the Automatic Payroll Deposits to which they correspond.

Notwithstanding anything to the contrary herein contained, the Company Matching Contributions with respect to any one Plan Year made in accordance with this Section 4.1 and in accordance with Section 4.2 shall not be less than the lesser of:

(a)	1% of the annual salaries for that Plan Year of all Eligible Members; and

(b)	the product of $100 and the number of Eligible Members in the Plan Year.

Where an Eligible Member has participated for only a portion of the Plan Year, the above test shall be pro-rated accordingly.

4.2	Catch-Up Payment

In addition to the contributions to be made under Section 4.1, as soon as practicable following the first anniversary of the Effective Date, each Participating Company shall make a contribution by way of lump sum, in respect of each such Participating Company’s Catch-Up Payment Eligible Employees, equal to [33%] of the aggregate amount of the Employee’s Basic Contributions made during the one year period from the Effective Date to the first anniversary thereof. The aforesaid lump sum contribution shall be considered to be Company Matching Contributions for the purposes of the second paragraph of Section 4.1 and of all other provisions of this Plan.

ARTICLE 5

OPERATION OF THE PLAN

5.1	Appointment of the Trustee

(a)	Trust Agreement

The Company shall appoint a Trustee under the Plan and shall enter into the Trust Agreement with such Trustee on behalf of all Participating Companies in respect of the Plan. The Trust Agreement shall provide for the payment to the Trustee of Employee Contributions and Company Matching Contributions and shall contain such other terms and conditions, not inconsistent with the Plan, as the Company shall from time to time approve.

(b)	Right to Remove

The Company shall have the right, at any time and from time to time, to remove the Trustee from office and to appoint another Trustee in its place.

5.2	Duties of the Trustee

The Trustee shall establish and maintain an Account for each Member under the Plan; shall allocate all Employee Contributions, Company Matching Contributions and Dividends to Members’ Accounts; shall purchase hold and sell Genworth Stock for Members’ Accounts; shall make Distributions from Members’ Accounts; and shall, with respect to the foregoing, keep proper records and render appropriate statements to Members and appropriate accountings to the Company, on behalf of each Participating Company. Subject to the requirements of the Plan, the Trustee shall control the time, price, amount and manner of purchases and sales of Genworth Stock and the choice of broker through which such purchases and sales are to be made

5.3	Transmittal of Employee Contributions and Company Matching Contributions

Employee Contributions shall be made solely by Automatic Payroll Deposits and shall be transmitted to the Trustee as soon as practicable after each Pay Date. Company Matching Contributions shall be made by the Company out of its profits and shall be transmitted to the Trustee as soon as practicable after each Pay Date.

5.4	Genworth Stock Purchases

(a)	Purchasing Process

As soon as practicable (and in no event more than 30 calendar days) after each Pay Date, the Trustee shall use Employee Contributions and Company Matching Contributions relating to such Pay Date, and any net cash Dividends received by the Trustee prior to such Pay Date, to purchase Genworth Stock and to pay any brokerage commissions incurred and any taxes levied or assessed in connection therewith. The Trustee shall purchase Genworth Stock at prevailing market prices.

(b)	Allocation to Members’ Accounts

All purchases of Genworth Stock shall be made to the full extent of the funds available therefor, net of any brokerage commissions incurred and any taxes levied or assessed in connection therewith. Genworth Stock purchased on a given day shall be allocated to each affected Member’s Account proportionately based on the ratio of the amount allocated on such day to the Member’s Account available to purchase Genworth Stock to the total amount allocated on such day to all of the affected Members’ Accounts available to purchase Genworth Stock. Any fractional share shall be allocated to a Member’s Account to not less than four decimal places. For the purposes of the Income Tax Act (Canada), all profits and capital gains made and capital losses sustained by the Trust Fund shall be allocated by the Trustee to the appropriate Member’s Account not later than December 31 of the Plan Year in which they are made or sustained, as the case may be.

(c)	Designation as Other Stock-Based Awards

The shares of Genworth Stock (including fractional shares) allocated to each Member’s Account shall be deemed to be an Other Stock-Based Award to such Member made under the Omnibus Plan, and the aggregate number of shares so allocated shall be debited against the pool of shares of Genworth Stock available for grants under the Omnibus Plan, as of the date of such allocation.

5.5	Genworth Stock Purchases From and Sales to Other Members’ Accounts

If on a given day the Trustee has funds available to purchase Genworth Stock on behalf of one or more Members’ Accounts and is required, pursuant to Article 9, to sell Genworth Stock on behalf of one or more Members’ Accounts, the Trustee shall not be obligated to effect a purchase and sale between such Members’ Accounts.

5.6	Genworth Stock Record Ownership

All Genworth Stock allocated to a Member’s Account shall be registered in the name of the Trustee or, subject to the prior written approval of the Company, in the name of the Trustee’s nominee until sold or withdrawn in kind in accordance with the terms and conditions of the Plan.

5.7	Voting and Tendering of Genworth Stock

(a)	Voting

Each Member shall have the right and shall be afforded the opportunity to instruct the Trustee in writing how to vote, on any issue coming before owners of Genworth Stock, with respect to the shares of Genworth Stock allocated to the Member’s Account at the record date for any meeting of share owners. Instructions by a Member to the Trustee shall be in such form and delivered pursuant to such regulations as the Company may prescribe, and any such instructions to the Trustee shall remain in the strict confidence of the Trustee. If the Trustee does not receive timely and proper instructions from a Member regarding the voting of Genworth Stock allocated to the Member’s Account, such Genworth Stock shall not be voted. Similar procedures shall apply to any consent solicitation of Genworth share owners.

(b)	Tender and Exchange Offers

Each Member shall have the right and shall be afforded the opportunity to instruct the Trustee in writing as to the manner in which to respond to each tender or exchange offer for any or all Genworth Stock allocated to the Member’s Account. The Trustee shall, on a timely basis, notify each Member and distribute to the Member such information as will be distributed to owners of Genworth Stock in connection with any such tender or exchange offer. Instructions by a Member to the Trustee shall be in such form and delivered pursuant to such regulations as the Company may prescribe, and any such instructions to the Trustee shall remain in the strict confidence of the Trustee. Upon receipt of such instructions, the Trustee shall tender in response to such offer the shares of Genworth Stock allocated to the Member’s Account to the extent so instructed. If the Trustee does not receive timely and proper instructions from a Member regarding any such tender or exchange offer for Genworth Stock, such Member will be deemed to have instructed the Trustee not to tender, and the Trustee shall not tender, any of such Member’s Genworth Stock. All cash or other property received in exchange for Genworth Stock shall, subject to the payment of any fees pursuant to Section 5.8(b), be distributed to the Member, and such transaction otherwise shall be treated as a voluntary sale of Genworth Stock pursuant to Section 9.1; provided, however, that the provisions of Section 3.4 (b) and (c) and Section 9.3 shall not apply.

5.8	Payment of Expenses and Fees

(a)	Investment-Related Expenses

All brokerage commissions incurred by the Trustee on a given day in connection with the purchase of Genworth Stock and any taxes levied or assessed in connection therewith, including purchases of Genworth Stock as a result of the receipt of net cash Dividends, shall be charged against the Members’ Accounts to which the Genworth Stock is allocated proportionately based on the ratio of the number of shares allocated on such day to each Member’s Account to the total number of shares allocated on such day to all Members’ Accounts. All brokerage commissions incurred on a given day in connection with the sale of Genworth Stock and any taxes levied or assessed in connection therewith shall be charged against the Members’ Accounts for which the Genworth Stock was sold proportionately based on the ratio of the number of shares sold on such day for each Member’s Account to the total number of shares sold on such day for all Members’ Accounts.

(b)	Transaction Fees

The Trustee may charge a Member or Beneficiary fees, as agreed upon from time to time by the Company and the Trustee, in connection with each Distribution from the Member’s Account under Article 9, each Distribution of property other than cash or additional shares of Genworth Stock received as a Dividend pursuant to Section 6.3 and each Distribution resulting from a tender of Genworth Stock from the Member’s Account pursuant to Section 5.7(b). Prior to any such Distribution, such Member or Beneficiary shall, if there is then insufficient cash in the Member’s Account to pay any such fees, pay such fees by separate cheque made payable to the Trustee.

(c)	Administrative Expenses

All other expenses incurred in the administration of the Plan, including, without limitation, the expenses of the Trustee, shall be paid by the Participating Companies in such proportions as are determined from time to time by the Company to be fair and reasonable.

5.9	Mistaken Company Matching Contributions

If a Participating Company makes a Company Matching Contribution in any amount due to a mistake of fact or law or because of some administrative error, the Trustee shall, upon receipt of refund instructions from the Company, on behalf of such Participating Company, return to the Company, on behalf of such Participating Company, the part thereof resulting from such mistake or administrative error (adjusted to reflect any transaction costs, gains or losses in the Trust Fund attributable thereto), and make appropriate adjustments to any affected Members’ Accounts.

ARTICLE 6

ACCOUNTS

6.1	Establishment of Accounts

The Trustee shall establish and maintain an Account for each Member.

6.2	No Interest

No interest shall be credited to any Member’s Account for any reason, including, without limitation, with respect to Employee Contributions, Company Matching Contributions and cash Dividends allocated to the Member’s Account pending the purchase of Genworth Stock or with respect to the net proceeds of any sale or tender of Genworth Stock allocated to the Member’s Account pending Distribution.

6.3	Treatment of Dividends

The amount of all cash Dividends, net of any applicable income tax withholding, received by the Trustee from time to time shall be used to purchase additional shares of Genworth Stock for affected Members’ Accounts pursuant to Section 5.4. No such Dividends shall be considered as Employee Basic Contributions for the purpose of determining Company Matching Contributions, and no such Dividends shall be Distributed in cash. All Dividends consisting of additional shares of Genworth Stock shall be allocated as such to the affected Members’ Accounts. All Dividends consisting of property other than cash or additional shares of Genworth Stock shall, subject to the payment of any fees under Section 5.8(b), be Distributed to the affected Members in kind upon receipt by the Trustee.

ARTICLE 7

ACCOUNTING AND STATEMENTS

7.1	Accounting to Participating Companies

The Trustee shall, not less frequently than monthly, account to the Company, on behalf of each Participating Company, for all transactions in respect of such Participating Company’s Members’ Accounts within the Trust Fund.

7.2	Statements to Members

The Trustee shall, not less frequently than semi-annually, furnish to each Member a written statement setting forth the particulars of each transaction in the Member’s Account completed during the period, including, without limitation, all Employee Contributions, Company Matching Contributions and net cash Dividends used to purchase shares of Genworth Stock, the number of shares of Genworth Stock purchased or sold and the Distributions made, as well as the share balance in the Account as of the close of the period.

ARTICLE 8

VESTING AND INALIENABILITY

8.1	Vesting of Account Assets

All Genworth Stock, cash and other property allocated to a Member’s Account shall at all times be vested in the Member and shall not be subject to forfeiture.

8.2	Inalienability of Benefits and Account Assets

Any right to participate in the Plan, and any other right or benefit under the Plan, shall not be transferable by a Member except, upon the death of the Member, to the Member’s Beneficiary. No benefit payable or Genworth Stock, cash or other property allocated to a Member’s Account shall in any manner be subject to anticipation, alienation, assignment, pledge, encumbrance or charge, and no such benefit or assets shall in any manner be liable for or subject to debts, contracts, liabilities, engagements or torts of any Member or Beneficiary, and any such attempted action shall be void. If any Member or Beneficiary shall become bankrupt or shall attempt to anticipate, alienate, assign, pledge, encumber or charge any benefit payable or assets allocated to a Member’s Account, the Company in its discretion may direct the Trustee to hold or apply such benefit or assets or any part thereof to or for the benefit of such Member or Beneficiary or the Member’s or Beneficiary’s spouse, children, blood relatives or dependents, or any of them, in such manner and in such proportions as the Company may consider proper.

ARTICLE 9

DISTRIBUTIONS

9.1	Distribution of Proceeds of Voluntary Sale of Shares

Except as otherwise provided in Section 9.3, a Member may, at any time, by filing with the Company a Distribution Form, direct the Trustee to sell either 50% of the total number of whole shares of Genworth Stock, or 100% of the total number of shares of Genworth Stock, then allocated to the Member’s Account, and to Distribute the cash proceeds of such sale, net of expenses and any fees payable under Section 5.8(a) and (b), to the Member. The Trustee shall sell such shares as soon as practicable after the first Available Pay Date following the filing of the Distribution Form. In no event may the net proceeds of any such sale of Genworth Stock be retained in the Member’s Account or be used to purchase additional shares of Genworth Stock under the Plan.

Notwithstanding any provision herein contained, a Member shall have the right, once during the calendar year, by filing with the Company a form prescribed for such purpose, to direct the Trustee to sell or to Distribute in kind a specified number of the total shares then allocated to the Member’s Account, and to transfer either the cash proceeds of such sale (net of expenses and any fees payable under Section 5.8(a) and (b)) or, in the event of a Distribution in kind, the shares of Genworth Stock, to the Member’s brokerage account. The exercise of the aforesaid right shall be subject to such terms and conditions as the Company may prescribe, it being understood that the restrictions on subsequent voluntary distributions under Section 9.3 and the suspension under Section 3.4(b) or 3.4(c) shall not apply upon the exercise of the right of the Member under this paragraph.

9.2	Distribution of Shares as Voluntary Withdrawal in Kind

Except as otherwise provided in Section 9.3, a Member may, at any time, by filing with the Company a Distribution Form, direct the Trustee to Distribute to the Member, in kind, either 50% or 100% of the total number of whole shares of Genworth Stock then allocated to the Member’s Account plus, in the case of a Distribution of 100% of such shares, cash in lieu of any remaining fractional share. The Trustee shall, subject to the payment of any fees pursuant to Section 5.8(b), distribute such shares in kind, as well as any such cash, as soon as practicable after the first Available Pay Date following the filing of the Distribution Form.

9.3	Restriction on Subsequent Voluntary Distributions

A Member who receives a voluntary Distribution of the net proceeds of sale of Genworth Stock pursuant to Section 9.1, or a voluntary Distribution in kind pursuant to Section 9.2, of 50% of the total number of whole shares of Genworth Stock then allocated to the Member’s Account shall not, for a period of 6 months calculated from date of filing with the Company of the Distribution Form relating to such Distribution, be permitted to elect to receive any further voluntary Distributions from such Member’s Account, pursuant to Section 9.1 or 9.2, except for a Distribution of 100%.

9.4	Compulsory Distributions

Upon Termination of Employment of a Member (other than as a result of retirement), upon the death of a Retired Member or upon termination of a Member’s participation in the Plan pursuant to Section 12.2, such Member or, in the case of the death of the Member, the Member’s Beneficiary, shall receive a compulsory Distribution with respect to all of the shares of Genworth Stock then allocated to the Member’s Account. Such Member or Beneficiary may, by filing with the Company a Distribution Form, elect the form of the Distribution as follows:

(i)	in cash, consisting of the proceeds, net of expenses payable pursuant to Section 5.8(a), of a sale of 100% of the total number of shares of Genworth Stock then allocated to the Member’s Account; or

(ii)	in kind, consisting of 100% of the total number of whole shares of Genworth Stock then allocated to the Member’s Account plus cash in lieu of any remaining fractional share.

If the Member or Beneficiary fails to elect the form of Distribution with respect to such Genworth Stock within 30 calendar days after such Termination of Employment, death or termination of the Member’s participation in the Plan pursuant to Section 12.2, the Trustee shall Distribute in kind 100% of the total number of whole shares of Genworth Stock then allocated to the Member’s Account plus cash in lieu of any remaining fractional share. Distributions pursuant to this Section 9.4 shall, subject to the payment of any fees pursuant to Section 5.8(b), be made as soon as practicable after the first Available Pay Date.

Notwithstanding the foregoing, in the event that on the fifth anniversary of the date of a Retired Member’s cessation of employment, such Retired Member continues to have Genworth Stock allocated to his or her Account, then such Retired Member shall receive a compulsory Distribution with respect to all of the shares of such Genworth Stock. For the purposes of such compulsory Distribution, the provisions of this Section 9.4 shall apply except that the deadline of 30 calendar days after Termination of Employment shall be 30 calendar days following the fifth anniversary of the date of the Retired Member’s cessation of employment and the Distribution shall, subject to the payment of any fees pursuant to Section 5.8(b), be made as soon as practicable after the said anniversary date.

9.5	Distribution to a Retired Member

For the period from the date of cessation of employment until the fifth anniversary of such date, a Retired Member shall not be obliged, upon Termination of Employment, to receive a Compulsory Distribution pursuant to Section 9.4, but shall, except as otherwise provided in Section 9.3, have the right to receive at any time a voluntary Distribution pursuant to Section 9.1 or 9.2.

9.6	Special Rules for 100% Distributions

(a)	Distribution of Cash In Lieu of Fractional Shares

In the event of any 100% Distribution in kind in respect of which cash is to be paid in lieu of a fractional share of Genworth Stock pursuant to Section 9.2 or 9.4, the amount of such cash shall be based on the closing market price of Genworth Stock on the New York Stock Exchange the day the withdrawal is processed.

(b)	Distribution with Respect to Later Allocated Shares

In the event that any 100% Distribution pursuant to Section 9.1, 9.2 or 9.4 is in process at a time when Employee Contributions, Company Matching Contributions or net cash Dividends are allocated to a Member’s Account pending the purchase of additional shares of Genworth Stock, the Trustee shall continue to use such uninvested amounts to purchase such additional shares of Genworth Stock, allocate such additional shares to the Member’s Account and, upon such allocation, treat such shares as being subject to an immediate 100% Distribution pursuant to the same terms as the original 100% Distribution that was in process while the uninvested amounts were pending investment.

9.7	Genworth Stock Sales

(a)	Selling Process

Any Genworth Stock sold by the Trustee pursuant to the Plan shall be sold at prevailing market prices.

(b)	Allocation and Distribution of Sales Proceeds

The cash proceeds of any Genworth Stock sold on a given day pursuant to Section 9.1 or 9.4 shall, net of expenses payable under Section 5.8(a), be allocated to each affected Member’s Account proportionately based on the ratio of the number of shares sold on such day from the Member’s Account to the total number of shares sold on such day from all affected Members’ Accounts, and such proceeds shall, subject to the payment of any fees under Section 5.8(b), be forthwith Distributed to the Members entitled thereto. Any Distribution of proceeds of sales of Genworth Stock or cash in lieu of a fractional share of Genworth Stock will be reduced by any applicable income taxes which the Trustee is required to withhold.

ARTICLE 10

DEATH BENEFITS

10.1	Distribution to Beneficiaries

Upon a Member’s death, the Member’s Account shall be Distributed to the Member’s Beneficiary in the manner provided in Section 9.4.

10.2	Designation of Beneficiaries

A Member may, at any time, in an Enrolment Form filed with the Company pursuant to Section 2.1, designate a Beneficiary to receive the Distribution from the Member’s Account upon the Member’s death and may, at any time, change or revoke any such Beneficiary designation by filing with the Company a new Enrolment Form. Notwithstanding the forgoing, a Member’s right to designate a beneficiary (other than the Member’s estate) shall be subject to the laws of the province in which the Member resides.

10.3	Death of a Member After Election of a Distribution

If a Member dies after electing, but before receiving, a Distribution of all or any part of the Member’s Account, the elected Distribution shall be made to the Member’s Beneficiary, and the remainder, if any, of the Account shall be Distributed to the Beneficiary in accordance with Section 10.1.

10.4	Death of a Beneficiary

If a Beneficiary dies after the death of the Member and after having made an election as to the form of Distribution, but before receiving the Distribution pursuant to Section 10.1, such Distribution shall be paid to the estate of such Beneficiary in the form elected by the Beneficiary. If the Beneficiary dies after the death of the Member and before having made an election as to the form of the Distribution, the executor or administrator of the Beneficiary’s estate shall have all of the rights and powers of the Beneficiary hereunder.

ARTICLE 11

ADMINISTRATION OF THE PLAN

11.1	Administration and Delegation

Subject to the powers to be exercised under the Plan by the Trustee, the Company shall be responsible for the administration of the Plan, including, without limitation, the interpretation of its provisions. The Company may, however, at any time and from time to time, delegate to one or more officers and employees of the Company or to a committee of such officers and employees any or all of its Plan responsibilities and shall determine the scope of any such delegation. Except to the extent limited by the terms of such delegation, any reference in the Plan to the authority of the Company shall be deemed to include authority of any such person or committee delegated responsibilities pursuant to this Section 11.1.

11.2	Decisions Final and Binding

Any decision taken under the Plan by the Company or any person or committee delegated responsibilities pursuant to Section 11.1 shall be final and binding on all persons for all purposes.

11.3	Standards of Conduct

Members of the board of directors of the Company and any person or member of a committee delegated responsibilities pursuant to Section 11.1 shall be held only to that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in a similar situation. None of the Company, any other Participating Company or the Trustee, or any director, officer or employee of the Company, any other Participating Company or the Trustee, or any person or member of a committee delegated responsibilities pursuant to Section 11.1, shall be liable for any act done in good faith, or for any good faith omission to act, under the Plan, including, without limitation, with respect to any claims of liability relating to the prices at which Genworth Stock is purchased or sold for a Member’s Account, the times at which such purchases or sales are made and any changes in market value before or after the purchase or sale of Genworth Stock for a Member’s Account, or any claims that a director of the Company is liable for acts or omissions of the Trustee or of any person or committee delegated responsibilities pursuant to Section 11.1, except in each case for liabilities from which no relief is permitted by applicable law.

11.4	Non-Discrimination

Whenever, in the administration of the Plan, any discretionary action is required, the authorized party shall exercise authority in a non-discriminatory manner so that all persons similarly situated will receive substantially the same treatment.

11.5	Data and Records

The Company shall, on behalf of each Participating Company, keep or cause to be kept in convenient form such personnel and other data and records as may be necessary or advisable for the proper administration of the Plan.

11.6	Services

The Company and any person or committee delegated responsibilities pursuant to Section 11.1 may designate any person or persons to carry out and cause to be performed any services that may be required to be performed in meeting any of their respective responsibilities under the Plan; may authorize one or more persons to execute or deliver any instrument or make any payments required under the Plan; may retain actuaries, accountants, legal counsel and other professional persons, employ agents and provide for clerical and accounting services under the Plan; and shall be entitled to rely upon tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, legal counsel or other professional person appointed under the Plan. Where such a designation occurs, the Company and any person or committee delegated responsibilities pursuant to Section 11.1 shall have no liability, except for liabilities from which no relief is permitted by applicable law, for any act or omission of any such person or persons.

11.7	Genworth Share Owner Communications

The Trustee will transmit the Members’ information to the transfer agent or a third party. In turn, the transfer agent or the third party will distribute copies of all annual reports, proxy statements and other material distributed to non-registered holders of Genworth Stock.

ARTICLE 12

AMENDMENT, SUSPENSION AND TERMINATION

12.1	Amendment of the Plan

The Company may, at any time, amend any or all provisions of the Plan, in whole or in part; provided, however, that no amendment shall retroactively and materially impair any rights or benefits under the Plan which any Member or Beneficiary otherwise would have had at the date of such amendment, except with the written consent of such Member or Beneficiary.

12.2	Termination and Suspension of the Plan or Participation Therein

(a)	By the Company

The Company may, at any time, amend, suspend or terminate the Plan, in whole or in part, suspend or terminate participation in the Plan by any or all Participating Companies or categories of otherwise Eligible Employees and to suspend or terminate participation in the Plan by any Member for abuse of privileges under the Plan.

(b)	Upon Expiry of the Term of the Omnibus Plan

Unless sooner terminated by the Company in its entirety as provided in paragraph (a) of this Section 12.2, the Plan shall terminate on the date on which the Omnibus Plan terminates.

(c)	By a Participating Company

Subject to providing such prior written notice to the payroll department of the Company, as the Company may require, a Participating Company may, at any time, suspend or terminate its participation in the Plan in respect of any or all categories of its otherwise Eligible Employees or suspend or terminate participation in the Plan by any of its Members for abuse of privileges under the Plan.

(d)	Instructions to the Trustee Upon Termination

If the Company terminates the Plan, in whole or in part, terminates participation in the Plan by any or all Participating Companies or categories of otherwise Eligible Employees or terminates participation in the Plan by any Member, or if a Participating Company terminates its participation in the Plan in respect of any or all categories of its otherwise Eligible Employees or terminates participation in the Plan by any of its Members, the Company shall instruct the Trustee to Distribute the Account of each affected Member in accordance with Section 9.4 and to continue to administer all remaining Accounts under the Plan. This paragraph (d) shall also apply to a termination of the Plan under paragraph (b) of this Section 12.2.

ARTICLE 13

PLAN ADOPTION

13.1	Adoption of the Plan by Participating Companies

A corporation, division or business component in Canada controlled directly or indirectly by Genworth may become a Participating Company if:

(a)	the Company first approves the adoption of the Plan by such corporation, division or business component and the eligibility of all or specified categories of its employees to be Eligible Employees;

(b)	pursuant to a resolution of the board of directors of the corporation or a written authorization of the head of the division or business component, in form and substance satisfactory to the Company, the corporation, division or business component adopts the Plan and delegates to the Company authority, on its behalf, to enter into the Trust Agreement, amend, suspend or terminate the Plan or the Trust Agreement and administer the Plan in accordance with its terms and conditions; and

(c)	the corporation, division or business component agrees to pay its proportionate share of the administrative expenses of the Plan, in accordance with Section 5.8(c), and be bound by any other terms and conditions which the Company may require that are consistent with the purposes of the Plan.

Once approved by the Company, the Participating Company shall adopt the Plan, delegate such authority and agree to the other terms and conditions required pursuant to this Section 13.1 through the execution, by and on behalf of such Participating Company by a senior officer thereof, of one or more agreements, in form and substance satisfactory to the Company.

ARTICLE 14

MISCELLANEOUS

14.1	Plan and Trust Fund Only Source of Payments

All persons having or claiming any rights or benefits under the Plan shall look solely to the Plan and the Trust Fund for any payments with respect to such rights or benefits.

14.2	Addresses of Record

Each Member, Beneficiary or other person who has or claims any rights or benefits under the Plan, actual or potential, shall file and maintain on file with the Company a current address. Communications mailed to such address will fulfill all obligations to provide required information to Members, Beneficiaries and such other persons in regard to the Plan. The last address as shown by the Company’s records will be presumed to be the current address, and all communications, including, without limitation, statements of a Member’s Account, mailed thereto shall be deemed given when mailed to such address.

14.3	Elections

Members and Beneficiaries shall make all elections under the Plan, in writing, by filing with the Company an Enrolment Form, a Distribution Form or such other forms as may be prescribed by the Company for such purposes, within the time limits required with respect to each election or, if no time limit is required, such limit as may be established by the Company. When the time limit for making an election would expire on a non-business day, such time limit shall be extended to the next business day. All forms, notices and elections filed with the Company under the Plan shall be deemed to have been filed when received by the payroll department of the Company.

14.4	No Right to Continued Employment

None of the establishment or continuance of the Plan, the making of any Employee Contributions or Company Matching Contributions under the Plan, the payment of any benefits under the Plan or any action by the Company, any other Participating Company, any person or committee delegated responsibilities pursuant to Section 11.1 or the Trustee shall be held or construed to confer upon any person any legal right to be continued in the employ of any Participating Company or to limit the right of any Participating Company to terminate the employment of any person, with or without cause.

14.5	No Assurance Against Loss

Nothing herein will be deemed an assurance or guarantee that Genworth Stock will not decrease in value or incur a loss.

14.6	Headings

Headings of Articles, Sections and subsections of the Plan are inserted for convenience of reference only and do not constitute a part of the Plan.

14.7	Legal Capacity

If any benefit hereunder becomes payable to a minor or other person lacking legal capacity, and the Company or the Trustee becomes aware thereof, payment will be made only to the guardian of such person who is appointed by a court, or in such other manner as in the opinion of the Company or the Trustee will discharge the obligations of the Plan, the Trustee, the Company and any other Participating Company.

14.8	Legal Requirements

The Plan and all rights and benefits hereunder shall, at all times, be subject to all applicable Canadian federal and provincial laws, rules and regulations, and to any applicable United States federal and state, laws, rules and regulations, and to such approvals by any regulatory or governmental agency, court, authority, stock exchange or other body or person as may be deemed necessary or advisable by the Company. The Company, on behalf of any Participating Company, may require any Member or Beneficiary, or any other person claiming any rights or benefits under the Plan, to furnish such information, make such representations and execute such documents as it may consider necessary or advisable in connection with the operation of the Plan or the compliance with all such applicable laws, rules and regulations and approvals.

14.9	Jurisdiction

The Plan is established and is to be administered in accordance with the laws of Canada and the Province of Ontario, including, without limitation, customary practices and documentation thereof. All questions pertaining to the interpretation, regulation, validity and effect of the provisions of the Plan, including, without limitation, the Trust Agreement and such practices and documentation, shall be determined in accordance with the laws of Canada and the Province of Ontario, without regard to conflicts of law principles.